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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (DATE OF EARLIEST EVENT REPORTED) May 15, 2003

                              EVERGREEN SOLAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         000-31687                                        04-3242254

(COMMISSION FILE NUMBER NO.)                   (IRS EMPLOYER IDENTIFICATION NO.)


                              259 CEDAR HILL STREET
                               MARLBORO, MA 01752
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              Registrant's telephone number, including area code:

                                 (508) 357-2221
                       ----------------------------------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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

ITEM 5. OTHER EVENTS.

     On May 15, 2003, pursuant to a Stock and Warrant Purchase Agreement dated as of March 21, 2003 (the "Purchase Agreement"), Evergreen Solar, Inc. (the "Company") completed its previously announced private placement equity financing of $29.475 million of Series A Convertible Preferred Stock and a warrant to purchase 2,400,000 shares of Common Stock. The transaction was completed following the Company's Annual Meeting of Stockholders at which a majority of the Company's shareholders supported proposals relating to the issuance of new securities and the amendment of the Company's Third Amended and Restated Certificate of Incorporation to authorize a sufficient number of shares of Preferred Stock and Common Stock to consummate the private placement.

     Pursuant to the terms of the Purchase Agreement, on May 15, 2003, the Company issued and sold to the private placement investors 26,227,668 shares of Series A Convertible Preferred Stock at a purchase price of $1.12 per share, for an aggregate purchase price of $29.375 million. The shares of Series A Convertible Preferred Stock are currently convertible into 26,227,668 shares of the Company's Common Stock. Additionally, Beacon Power Corporation paid $100,000 for a warrant to purchase 2,400,000 shares of the Company's Common Stock with a cash exercise price of $3.37 per share.

     In connection with the consummation of the transaction, representatives of four of the investors were appointed to the Company's Board of Directors: Luc Charron, Senior Partner at CDP Capital-Technology Ventures; Philip Deutch, Managing Director of Perseus, LLC; Charles McDermott, Partner at RockPort Capital Partners; and Tim Woodward, Managing Director of Nth Power, LLC. Robert
W. Shaw, Jr., President of Arete Corporation, was reappointed as Chairman of the Board. In addition, Richard Chleboski, the Company's Chief Financial Officer, and Mason Willrich stepped down as directors.

     Additionally, the parties entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company's Common Stock issuable upon conversion of the Series A Convertible Preferred Stock. A copy of the Purchase Agreement and the Registration Rights Agreement is attached as an exhibit to the Company's current report on Form 8-K dated March 24, 2003.

     On May 15, 2003, the Company issued a press release related to these transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                 EXHIBIT INDEX

Exhibit No.    Description
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   99.1        Press Release of Evergreen Solar, Inc. dated May 15, 2003.



















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EVERGREEN SOLAR, INC.
                                           (Registrant)


Dated: May 15, 2003                    By:  /s/ Mark A. Farber
                                           -------------------------------------
                                           Mark A. Farber
                                           Chief Executive Officer and President













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

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

   99.1        Press Release of Evergreen Solar, Inc. dated May 15, 2003.


















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